   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1995

                                                       REGISTRATION NO. 33-45756
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                              ITT INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER;
                      SUCCESSOR ISSUER TO ITT CORPORATION)

                      INDIANA                                          13-5158950
          (STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)


                              4 WEST RED OAK LANE

                          WHITE PLAINS, NEW YORK 10604
                                 (914) 641-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                         GWENN L. CARR, VICE PRESIDENT,
                    ASSOCIATE GENERAL COUNSEL AND SECRETARY
                              ITT INDUSTRIES, INC.
                              4 WEST RED OAK LANE

                          WHITE PLAINS, NEW YORK 10604
                                 (914) 641-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:


WILLIAM P. ROGERS, JR., ESQ.           ROBERT W. BEICKE, ESQ.            DAVID P. BICKS, ESQ.
   CRAVATH, SWAINE & MOORE              ITT INDUSTRIES, INC.           LEBOEUF, LAMB, GREENE &
       WORLDWIDE PLAZA                  4 WEST RED OAK LANE                 MACRAE, L.L.P.
      825 EIGHTH AVENUE                WHITE PLAINS, NY 10604            125 WEST 55TH STREET
   NEW YORK, NY 10019-7415                                             NEW YORK, NY 10019-5389


                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   From time to time after the effective date of this Registration Statement.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or investment reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                            ------------------------


     THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON ORDER OF THE COMMISSION PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     ITT Industries, Inc., an Indiana corporation, files this Post-Effective Amendment No. 1 to Registration Statement No. 33-45756 (the "Registration Statement") as the successor issuer to ITT Corporation, a Delaware corporation, within the meaning of Rule 414 under the Securities Act of 1933 (the "Act"), as the result of the reincorporation of ITT Corporation in Indiana pursuant to a statutory merger of ITT Corporation into ITT Industries, Inc. effective December 20, 1995. This occurred in connection with the distribution (the "Distribution") on December 19, 1995 to the shareholders of ITT Corporation of all the shares of common stock of ITT Destinations, Inc., a Nevada corporation, and all the shares of common stock of ITT Hartford Group, Inc., a Delaware corporation, both of which were wholly-owned subsidiaries of ITT Corporation. Immediately prior to the Distribution, ITT Destinations, Inc. changed its name to ITT Corporation.


     The succession of ITT Industries, Inc. to ITT Corporation was approved at a Special Meeting of Shareholders of ITT Corporation held on September 21, 1995, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "1934 Act").


     Pursuant to Rule 414(d) under the Act, ITT Industries, Inc., as successor issuer to ITT Corporation, hereby adopts the Registration Statement as its own Registration Statement for all purposes of the Act and the 1934 Act. The Prospectus contained in this Post-Effective Amendment No. 1 to the Registration Statement sets forth the additional information necessary to reflect any material changes made in connection with or resulting from such succession, or necessary to keep the Registration Statement from being misleading in any material respect.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                              ITT INDUSTRIES, INC.

                              DEBT SECURITIES AND
                      WARRANTS TO PURCHASE DEBT SECURITIES

                            ------------------------


     ITT Industries, Inc. ("the "Company") may offer or issue from time to time to or through underwriters, or directly to other purchasers or through agents, in one or more series, its unsecured debt securities ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and the Warrants being herein collectively called the "Securities") for proceeds up to $398,750,000, or the equivalent thereof if any of the Securities are denominated in foreign currency or a foreign currency unit. The Debt Securities of each series will be offered on terms determined at the time of sale. The Debt Securities and Warrants may be sold for U. S. dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U. S. dollars, foreign currencies or foreign currency units. The specific designation, aggregate principal amount, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and the time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of the Warrant.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


     The Securities may be sold by the Company directly to purchasers, through agents or dealers designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters. If underwriters or agents are involved in the offering of Securities, the name of the managing underwriter or underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Securities less such discount in the case of an underwriter, the purchase price of the Securities less such commission in the case of an agent or the purchase price of the Securities in the case of a dealer, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Securities.


                            ------------------------


               The date of this Prospectus is December   , 1995.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ITT OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND/OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The Company is the successor to ITT Corporation ("ITT"). See "The Company" below. The following documents filed by ITT or, in the case of item (e) and the Current Report on Form 8-K dated December 21, 1995 referred to in item (d), by the Company, with the Securities and Exchange Commission (the "Commission") (File No. 1-5627) are hereby incorporated by reference in this Prospectus:



          (a) Annual Report on Form 10-K for the year ended December 31, 1994;



          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995;



          (c) Proxy Statement for the Special Meeting of Shareholders on September 21, 1995 (Filed with the Commission on August 28, 1995);



          (d) Current Reports on Form 8-K dated February 6, March 31, June 8, November 7, November 16, and December 21, 1995; and



          (e) Form 8-B dated December 20, 1995.



     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON, INCLUDING ANY BENEFICIAL HOLDER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS). SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES, 4 WEST RED OAK LANE, WHITE PLAINS, NY 10604, ATTENTION:
CORPORATE SECRETARY (TELEPHONE NUMBER 914-641-2000).


                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the 1934 Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission located at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, DC 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511; and 7 World Trade Center, 13th Floor, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates. Certain securities of the Company are listed on the New York and Pacific Stock Exchanges, and such reports, proxy statements and other information can also be inspected at the offices of such exchanges. This Prospectus does not contain all the information set forth in the Registration Statement and Exhibits thereto which ITT originally filed with the Commission under the Securities Act of 1933 (the "Act"); such Registration Statement and Exhibits thereto have been adopted by the Company for all purposes of the Act and the 1934 Act, and reference thereto is hereby made.

                                  THE COMPANY



     ITT Industries, Inc. (the "Company") is an Indiana corporation with principal executive offices at 4 West Red Oak Lane, White Plains, NY 10604. Effective December 20, 1995, the Company became the successor to ITT Corporation, a Delaware corporation ("ITT"), pursuant to a statutory merger. This occurred in connection with the distribution (the "Distribution") on December 19, 1995, to shareholders of ITT of all the shares of common stock of ITT Destinations, Inc., a Nevada corporation, and all the shares of common stock of ITT Hartford Group, Inc., a Delaware corporation, both of which were wholly-owned subsidiaries of ITT. Immediately prior to the Distribution, ITT Destinations, Inc. changed its name to ITT Corporation. The Distribution separated ITT into three publicly owned companies.



     The Company continues to conduct the automotive, defense and electronics, and fluid technology businesses of ITT. The Company is engaged, directly and through its subsidiaries, in the design and manufacture of a wide range of high technology products, focused in these three principal business segments. Unless the context otherwise indicates, references herein to the Company include its subsidiaries.



     The Securities covered by this Prospectus will be solely the obligations of the Company.


                                USE OF PROCEEDS


     The net proceeds from the sale of the Securities will be added to the general funds of the Company and be used for its general corporate purposes including, but not limited to, the repayment of commercial paper borrowings, loans under bank credit agreements and other short-term debt, and the funding and refunding of investments in or extensions of credit to existing or future subsidiaries. Except as may be indicated in the Prospectus Supplement, no specific determination has been made as to the use of the proceeds of the Securities in respect of which this Prospectus is being delivered.


                       RATIO OF EARNINGS TO FIXED CHARGES


  NINE MONTHS
      ENDED                     YEAR ENDED DECEMBER 31,
 SEPTEMBER 30,      ------------------------------------------------
      1995          1994       1993       1992       1991       1990
----------------    ----       ----       ----       ----       ----
    1.57(1)         3.40       2.05       5.27       1.99       5.31


---------------


(1) Includes after-tax provisions of $111 million for the expected losses on the disposals of ITT Semiconductors and ITT Community Development Corporation. Excluding these provisions, the ratio was 2.66.



     The ratios of earnings to fixed charges for the Company set forth above reflect the businesses of ITT Destinations, Inc. and ITT Hartford Group, Inc. as discontinued operations for all periods presented. These computations include the operations of ITT and its subsidiaries, and 50% or less equity companies, being continued by the Company. For the purpose of these ratios, "earnings" is determined by adding "fixed charges" (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings of companies in which at least 20% but less than 50% equity is owned. For this purpose, "fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.


                         DESCRIPTION OF DEBT SECURITIES


     The Debt Securities will constitute unsecured general obligations of the Company and will be issued under one of the indentures described below (each an "Indenture"), in each case between the Company and a banking institution organized under the laws of the United States of America or of any State thereof (each a "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the applicable Indenture, a copy of which is filed as an exhibit to the Registration Statement. All article and section references appearing herein are to articles and sections of the applicable Indenture, and all capitalized terms have the meanings specified in the Indenture.

GENERAL


     None of the Indentures limits the amount of Debt Securities which may be issued thereunder. Each Indenture provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Debt Securities being offered thereby: (1) the title of the Debt Securities; (2) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (3) the percentage of their principal amount at which such Debt Securities will be issued; (4) the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Debt Securities may be payable; (5) the date on which such Debt Securities will mature; (6) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determination of such rate; (7) the dates on which such interest, if any, will be payable and the record dates for such payment dates; (8) the Trustee under the Indenture pursuant to which the Debt Securities are to be issued; (9) whether the Debt Securities are to be issued in the form of one or more global securities representing all Debt Securities of that series (each a "Global Security") and, if so, the identity of a depositary (the "Depositary") for such Global Security or Securities; and (10) any redemption terms or other specific terms.


     If any of the Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in fully registered form without coupons ("Fully Registered Securities"), or in a form registered as to principal only with coupons or in bearer form with coupons. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be only Fully Registered Securities. In addition, Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities. See "Global Securities" below. (Sections 3.1., 3.2.)

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.


CERTAIN COVENANTS OF THE COMPANY



     None of the Indentures will require the Company to maintain any Domestic Subsidiaries. Accordingly, if the Company elects not to maintain any Domestic Subsidiaries, none of the Indentures will provide any limitations on the activity of any subsidiary of the Company. However, each Indenture will contain certain provisions applicable to any companies maintained as Domestic Subsidiaries, and such provisions are described below.


     Definition of Domestic Subsidiary. The term "Domestic Subsidiary" will be defined in each Indenture to mean any subsidiary which is neither a Foreign Subsidiary nor an Unrestricted Subsidiary. "Foreign Subsidiary" will be defined to mean any subsidiary substantially all of the operating assets of which are located, or substantially all of the business of which is carried on, outside the United States of America and its territories and possessions, but such term shall not include any subsidiary incorporated under the laws of any state of the United States, substantially all of the assets of which consist of securities of other subsidiaries. (Section 1.1.)

     Definitions of Restricted Subsidiary and Unrestricted Subsidiary. The term "Restricted Subsidiary" will be defined in each Indenture to mean any subsidiary other than an Unrestricted Subsidiary; and the term "Unrestricted Subsidiary" will be defined to mean any subsidiary less than 50% of the voting stock of which is owned directly by the Company and/or one or more Restricted Subsidiaries, and any subsidiary designated as an Unrestricted Subsidiary by the Board of Directors of the Company. A Restricted Subsidiary may at any time be designated as an Unrestricted Subsidiary, and an Unrestricted Subsidiary's designation as such may at any time be rescinded by the Board of Directors of the Company, and any subsidiary may be the subject of a series of such designations and rescissions thereof, without limitation, except that: (i) a subsidiary may not become an Unrestricted Subsidiary if, upon the effectiveness thereof, it would own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary; and (ii) an Unrestricted Subsidiary may not become a Restricted Subsidiary unless such subsidiary has outstanding no lien upon its property which such subsidiary would be prohibited, under the restriction on liens described below, from creating immediately after it becomes a Restricted Subsidiary and, with certain exceptions, such subsidiary is not a party to any lease which it would have been prohibited, under the restriction on sale and lease-back transactions described below, from entering into had it been a Restricted Subsidiary at the time it entered into such lease. (Section 1.1.)



     Definition of Consolidated Net Tangible Assets. The term "Consolidated Net Tangible Assets" will be defined in each Indenture to mean the total of all assets appearing on a consolidated balance sheet of the Company and its Domestic Subsidiaries prepared in accordance with generally accepted accounting principles as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined, but excluding (i) the book amount of all segregated intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of Domestic Subsidiaries, (v) investments in subsidiaries which are not Domestic Subsidiaries, (vi) deferred income and deferred liabilities, and (vii) other items deductible under generally accepted accounting principles. (Section 1.1.)



     Sale and Lease-Back. Each Indenture will provide that neither the Company nor any Domestic Subsidiary may enter into any sale and lease-back transaction (except for temporary leases of a term of not more than three years and except for leases between the Company and a Domestic Subsidiary or between Domestic Subsidiaries) involving the leasing by the Company or any Domestic Subsidiary of any Principal Property, more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either (i) the Company applies an amount equal to the greater of the fair value (as determined by the Board of Directors of the Company) of such property or the net proceeds of such sale, within 120 days, to the retirement of Debt Securities or other indebtedness ranking on a parity with the Debt Securities, or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof, or (ii) at the time of entering into such transaction, such Principal Property could have been subjected to a mortgage securing indebtedness in a principal amount equal to the Capitalized Lease-Back Obligation (as defined) with respect to such Principal Property under clause (1) of the provision for limitations on liens referred to below without securing the Debt Securities as contemplated by that provision. (Section 4.5.)



     The term "Capitalized Lease-Back Obligation" will be defined in each Indenture to mean the total net rental obligations of the Company or a Domestic Subsidiary under any lease entered into as part of a sale and lease-back transaction involving a Principal Property discounted to present value at the rate of 9% per annum. The term "Principal Property" will be defined in each Indenture to mean any single manufacturing or processing facility owned by the Company or any Domestic Subsidiary having a gross book value in excess of 2% of Consolidated Net Tangible Assets, except any such facility or portion thereof which the Board of Directors of the Company by resolution declares is not of material importance to the total business conducted by the Company and its Domestic Subsidiaries as an entirety. (Section 1.1.)



     Liens. Each Indenture will prohibit the Company and its Domestic Subsidiaries from creating any mortgages or other liens upon any Principal Property (without securing the Debt Securities equally and ratably with all other indebtedness secured thereby), with the following exceptions: (a) mortgages or other liens on any such property acquired, constructed or improved by the Company or a Domestic Subsidiary to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or any mortgage or other lien on any such property existing at the time of acquisition thereof; (b) any mortgage or other lien on any property of another company existing at the time it is acquired by merger, consolidation or acquisition of substantially all of its stock or its assets; (c) pledges or deposits to secure payment of workers' compensation or insurance premiums, or relating to tenders, bids, contracts (except contracts for the payment of money) or leases; (d) pledges or liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right; (e) pledges or liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling the Company or a Domestic Subsidiary to maintain self-insurance or to participate in other specified insurance arrangements; (f) mechanics', carriers', workmen's and other like liens; (g) encumbrances in favor of the U. S. Government to secure progress or advance payments; (h) mortgages, pledges or other liens securing any indebtedness incurred to finance the cost of property leased to the U. S. Government at a rental sufficient to pay the principal of and interest on such indebtedness; (i) mortgages or other liens securing indebtedness of a Domestic Subsidiary to the Company or to a Domestic Subsidiary; (j) mortgages, pledges or other liens affecting property securing indebtedness of a governmental authority issued to finance the cost of a pollution control program with respect to operations of the Company or a Domestic Subsidiary; (k) renewals and extensions of any permitted mortgage, lien, deposit or encumbrance, provided the amount secured is not increased; and (l) the creation of any other mortgage, pledge or other lien, if, after giving effect to the creation thereof, the total of (i) the aggregate principal amount of indebtedness of the Company and its Domestic Subsidiaries secured by all mortgages, pledges or other liens created under the provisions referred to in this clause (i), plus (ii) the aggregate amount of Capitalized Lease-Back Obligations of the Company and its Domestic Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provision for limitations on such transactions described above but for the satisfaction of the condition referred to in clause (ii) of the description of such provision, will not exceed an amount equal to 5% of Consolidated Net Tangible Assets (as defined).


     The lease of any property and rental obligations thereunder (whether or not involving a sale and leaseback and whether or not capitalized) shall not be deemed to create a lien. The sale or other transfer of (a) timber or other natural resources in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such resources, or (b) any other interest in property of the character commonly referred to as a "production payment", shall not be deemed to create a lien. (Section 4.6.)

MODIFICATION OF INDENTURE


     Each applicable Indenture, the rights and obligations of the Company thereunder and the rights of the Holders thereunder may be modified with respect to one or more series of Debt Securities issued under such Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each such series (including Debt Securities of each such series issuable upon exercise of unexpired Warrants) affected by the modification or amendment. No modification of the terms of payment of principal or interest, and no modification reducing the percentage required for modifications, is effective against any Holder without his consent. For the purpose of these provisions solely a holder of an unexpired Warrant shall be deemed to be the Holder of the principal amount of Debt Securities issuable upon exercise of such Warrant. (Section 10.2.)


EVENTS OF DEFAULT

     Except as may otherwise be set forth in such Prospectus Supplement, each Indenture provides that the following are Events of Default thereunder with respect to any series of Debt Securities issued thereunder: (i) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when and as the same shall be due and payable; (ii) default in the deposit of a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; (iii) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (iv) default for 60 days after notice in the performance of any other covenant in respect of the Debt Securities of such series contained in such Indenture; (v) acceleration of certain debt instruments of the Company, which acceleration shall not have been rescinded or annulled within 30 days after notice; (vi) certain events in bankruptcy, insolvency or reorganization of the Company; or (vii) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued. (Section 6.1.) An Event of Default with respect to a particular series of Debt Securities issued under an Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture. The applicable Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders. (Section 6.11.)


     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the applicable Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately, provided, however, that, subject to certain conditions, any such declaration and its consequences may be rescinded and annulled by the Holders of not less than a majority in aggregate principal amount of the Debt Securities of such series. (Section 6.1.)


     Each Indenture will require the annual filing by the Company with the applicable Trustee of a certificate, signed by a specified officer, stating whether or not such officer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any condition or covenant of such Indenture, and, if so, specifying each such default and the nature thereof. (Section 4.7.)


     Subject to provisions relating to its duties in case of default, a Trustee shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section 7.2.) Subject to such provisions for indemnification, the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the appropriate Trustee, or exercising any trust or power conferred upon such Trustee, with respect to the Debt Securities of such series. (Section 6.9.)

PAYMENT AND TRANSFER


     Principal of, premium, if any, and interest, if any, on Fully Registered Securities are to be payable at the place or places designated by the Company for such purposes, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the persons in whose names such Securities are registered at the close of business on the day or days specified in the Prospectus Supplement accompanying this Prospectus. The principal of, premium, if any, and interest, if any, on Debt Securities in other forms will be payable in such manner and at such place or places as may be designated by the Company and specified in the applicable Prospectus Supplement. (Section 3.1., 4.1., 4.2.)



     Fully Registered Securities may be transferred or exchanged at the Corporate Trust Office of the Trustee under the applicable Indenture or at any other office or agency maintained by the Company for such purposes, subject to the limitations in the Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the applicable Prospectus Supplement. (Section 3.1., 3.6.)


GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee of such Depositary to such Depositary, or to a successor of such Depositary or a nominee of such successor. (Section 2.4.)

     The specific terms of the depositary arrangement with respect to any series of Debt Securities and the rights of and limitations on owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

DEFEASANCE


     Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Securities of any series (Section 3.1), each Indenture provides that the Company shall be discharged from its obligations under the Securities of a series at any time prior to the Stated Maturity or redemption thereof when (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Securities are denominated to pay the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series, and (b) the Company has paid all other sums payable with respect to the Securities of such series. Upon such discharge, the Holders of the Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Securities of such series, and replacement of lost, stolen or mutilated Securities, and shall look only to such deposited funds or obligations for payment. (Section 12.1. and 12.3.)


     Under federal income tax law as of the date of this Prospectus, such deposit and discharge may be treated as an exchange of the related Securities. As a consequence, each Holder of such Securities might be required to recognize gain or loss equal to the difference between the Holder's cost or other tax basis for the Securities and the value of the Holder's interest in the trust. Such Holders thereafter might be required to include in income a different amount than would be includable in the absence of the discharge. Prospective investors are urged to consult their own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than the federal income tax law.

CONCERNING THE TRUSTEE


     Business and other relationships (including other trusteeships) between the Company and its subsidiaries and each Trustee under any Indenture pursuant to which any of the Debt Securities to which the Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.


                            DESCRIPTION OF WARRANTS


     The following statements with respect to the Warrants are summaries of, and subject to, the detailed provisions of one or more separate Warrant Agreements (each a "Warrant Agreement"), in each case between the Company and a banking institution organized under the laws of the Unites States of America or any State thereof, as Warrant Agent (each a "Warrant Agent"), a form of which is filed as an exhibit to the Registration Statement.


GENERAL

     The Warrants, whether evidenced by Warrant Certificates (the "Warrant Certificates") or not so evidenced, may be issued under a Warrant Agreement independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount, and terms of the Securities purchasable upon exercise of the Warrants; (iii) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (iv) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable; (v) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (vi) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (vii) federal income tax consequences; (viii) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form; (ix) whether the Warrants will be issued in certificated or uncertificated form; and (x) any other terms of the Warrants.

     Warrant Certificates, if any, may be exchanged for new Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Warrant Agent or any Co-Warrant Agent, which will be listed in the Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities (except to the extent that the consent of Warrantholders may be required for certain modifications of the terms of the Indenture and the series of Debt Securities issuable upon exercise of the Warrants) and are not entitled to payments of principal, premium, if any, or interest, if any, on such Debt Securities.

EXERCISE OF WARRANTS

     Warrants may be exercised by surrendering the Warrant Certificate, if any, at the corporate trust office of the Warrant Agent or at the corporate trust office of the Co-Warrant Agent, if any, with the form of election to purchase on the reverse side of the Warrant Certificate, if any, properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon exercise of Warrants, the Warrant Agent or Co-Warrant Agent, if any, will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising Warrantholder and at the sole cost and risk of such holder. If less than all of the Warrants evidenced by the Warrant Certificate, if any, are exercised, a new Warrant Certificate will be issued, if sufficient time exists prior to the expiration of the exercise period, for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION


     The Company may sell the Securities (i) through underwriters or dealers;
(ii) directly to one or more purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Securities being offered thereby sets forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.


     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Prospectus Supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.



     As one of the means of direct issuance of the Securities, the Company may utilize the services of another entity to conduct an electronic "Dutch Auction" of the Securities among potential purchasers who are eligible to participate in the auction of such Securities, as described in the Prospectus Supplement.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except
(i) the purchase by an institution of the particular Securities shall not at any time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.



     Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933 (the "Act"). Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make with respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company or its subsidiaries in the ordinary course of their respective businesses.


                                 LEGAL OPINIONS


     The legality of the Securities offered hereby will be passed upon for the Company by Vincent A. Maffeo, Esq., its Senior Vice President and General Counsel, or such other attorney of the Company as the Company may designate, and for the Underwriters by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY. Mr. Maffeo has an interest in certain securities of the Company. Cravath, Swaine & Moore acts from time to time as legal counsel to the Company on various matters including the Distribution.


                                    EXPERTS


     The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.



     Section 23-1-37-8 and Section 23-1-37-13 of the Indiana Business Corporation Law ("IBCL") provide that the Registrant may indemnify any individual made a party to a proceeding (including a proceeding by or in the right of the Registrant) because the individual is or was a director, officer, employee or agent of the Registrant against liability incurred in the proceeding if the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity with the Registrant, that the individual's conduct was in the Registrant's best interests and (ii) in all other cases, that the individual's conduct was at least not opposed to the Registrant's best interests. In the case of any criminal proceeding, the individual must have had either reasonable cause to believe the conduct was lawful or no reasonable cause to believe that it was unlawful. The Registrant's By-laws provide for the above indemnification of directors and officers. Reference is made to the Registrant's By-laws filed with the Registrant's Form 8-B dated December 20, 1995. In addition, Section 23-1-37-9 and Section 23-1-37-13 provide that the Registrant, unless limited by its articles of incorporation, must indemnify a director or officer who was wholly successful in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Registrant against reasonable expenses incurred by the director or officer in connection with the proceeding. Registrant's Articles of Incorporation do not limit the indemnification provided by the IBCL. Reference is made to Registrant's Articles of Incorporation filed with Registrant's Form 8-B dated December 20, 1995.



     The Registrant also has provided liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and has entered into, or expects to enter into, an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Registrant agrees to indemnify its directors against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of the Registrant as in effect on the date of such agreement; and (iii) in the event the Registrant does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (the Registrant's obligations described in (ii) and (iii) being subject to certain exceptions).



     Any underwriters, dealers or agents who execute any of the underwriting, selling or other distribution agreements referred to in Exhibit 1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed the Registration Statement against certain liabilities which might arise under the Act from information furnished to the Registrant by or on behalf of any such indemnifying party.


ITEM 16. EXHIBITS.

     See Exhibit Index elsewhere herein.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WHITE PLAINS AND STATE OF NEW YORK ON THIS 20TH DAY OF DECEMBER, 1995.



                                          ITT Industries, Inc.



                                          By:   /S/ RICHARD J. M. HAMILTON
                                            ------------------------------------
                                                   Richard J. M. Hamilton

                                            Senior Vice President and Controller

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints VINCENT A. MAFFEO, GWEN L. CARR and ROBERT W. BEICKE, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
           /s/ D. TRAVIS ENGEN                   Chairman, President and      December 20, 1995
---------------------------------------------  Chief Executive Officer and
               D. Travis Engen                           Director
        (Principal Executive Officer)

             /s/ HEIDI KUNZ                     Senior Vice President and     December 20, 1995
---------------------------------------------    Chief Financial Officer
                 Heidi Kunz
        (Principal Financial Officer)

           /s/ RAND V. ARASKOG                           Director             December 20, 1995
---------------------------------------------
               Rand V. Araskog

          /s/ ROBERT A. BURNETT                          Director             December 20, 1995
---------------------------------------------
              Robert A. Burnett

         /s/ MICHEL DAVID-WEILL                          Director             December 20, 1995
---------------------------------------------
             Michel David-Weill

                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------
          /s/ S. PARKER GILBERT                          Director             December 20, 1995
---------------------------------------------
              S. Parker Gilbert

           /s/ EDWARD C. MEYER                           Director             December 20, 1995
---------------------------------------------
               Edward C. Meyer

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To ITT Industries, Inc.:



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 13, 1995 on the consolidated financial statements of ITT Corporation (renamed ITT Industries, Inc.) and subsidiaries included in ITT Corporation's Proxy Statement for the Special Meeting of Stockholders on September 21, 1995 and to all references to our firm included in or made a part of this Registration Statement.


                                          /s/ ARTHUR ANDERSEN LLP
                                            Arthur Andersen LLP


Stamford, CT


December 20, 1995

                                 EXHIBIT INDEX


     All references to "ITT" in this index refer to ITT Corporation, predecessor issuer to ITT Industries, Inc. ("the Registrant").


EXHIBIT
NUMBER                             DESCRIPTION                               LOCATION
------           ------------------------------------------------  ----------------------------
   1             Form of Underwriting Agreement for dollar
                   denominated Securities to be distributed in
                   the United States. ((i) An Underwriting
                   Agreement relating to securities to be
                   distributed outside the United States or for
                   Securities denominated in foreign currencies
                   or foreign currency units, (ii) any Selling
                   Agency or Distribution Agreement with any
                   Agent, or (iii) any Auction Agreement will be
                   filed as an exhibit to a Current Report on
                   Form 8-K and incorporated herein by
                   reference)....................................  Incorporated by reference to
                                                                     Exhibit 1 to ITT's
                                                                     Registration Statement on
                                                                     Form S-3, Registration No.
                                                                     33-37894.


   2             Agreement and Plan of Merger dated as of
                   November 1, 1995 between ITT and ITT Indiana,
                   Inc. (n/k/a ITT Industries, Inc.).............  Incorporated by reference to exhibit A to the
                                                                     Registrant's Form 8-B
                                                                     dated December 20, 1995
                                                                     (CIK No. 216228, File No.
                                                                     1-5627).
   4(a)          ITT Corporation Standard Multiple-Series
                   Indenture Provisions dated and filed with the
                   Securities Exchange Commission on November 21,
                   1990..........................................  Incorporated by reference to
                                                                     Exhibit 4(a) to ITT's Re-
                                                                     gistration Statement on
                                                                     Form S-3, Registration No.
                                                                     33-37894.
   4(b)          Form of Indenture to be dated as of December 28,
                   1990 between ITT and BankAmerica Trust Company
                   of New York, as Trustee, with respect to the
                   Debt Securities. The form or forms of such
                   Debt Securities with respect to each
                   particular offering will be filed as an
                   exhibit to a Current Report on Form 8-K and
                   incorporated herein by reference..............  Incorporated by reference to
                                                                     Exhibit 4(b) to ITT's Re-
                                                                     gistration Statement on
                                                                     Form S-3, Registration No.
                                                                     33-37894.
   4(b)(i)       Form of First Supplemental Indenture dated as of
                   December 20, 1995 to indenture filed as
                   exhibit 4(b) providing for succession by
                   Registrant....................................  Filed herewith.

EXHIBIT
NUMBER                             DESCRIPTION                               LOCATION
------           ------------------------------------------------  ----------------------------
   4(c)          Form of Indenture dated as of May 1, 1992
                   between ITT and The First National Bank of
                   Chicago, as Trustee, with respect to the Debt
                   Securities. The form or forms of such Debt
                   Securities with respect to each particular
                   offering will be filed as an exhibit to a
                   Current Report on Form 8-K and incorporated
                   herein by reference...........................  Previously filed.
   4(c)(i)       Form of First Supplemental Indenture dated as of
                   November 1, 1995 to indenture filed as exhibit
                   4(c) providing for succession by Registrant...  Filed herewith.
   4(d)          Form of Indenture dated as of May 1, 1992
                   between ITT and Morgan Guaranty Trust Company
                   of New York, as Trustee, with respect to the
                   Debt Securities. The form or forms of such
                   Debt Securities with respect to each
                   particular offering will be filed as an
                   exhibit to a Current Report on Form 8-K and
                   incorporated herein by reference..............  Previously filed.
   4(d)(i)       Form of First Supplemental Indenture dated as of
                   December 20, 1995 to indenture filed as
                   exhibit 4(d) providing for succession by
                   Registrant....................................  Filed herewith.
   4(e)          Form of Warrant Agreement to be entered into by
                   Registrant and the Warrant Agent (including
                   form of Warrant Certificate)..................  Incorporated by reference to
                                                                     Exhibit 4(c) to ITT's Re-
                                                                     gistration Statement on
                                                                     Form S-3, Registration No.
                                                                     33-30037.
   5             Opinion of Vincent A. Maffeo, Senior Vice
                   President and General Counsel of Registrant,
                   in respect of the legality of the
                   Securities....................................  Filed herewith.
   8             Opinion re tax matters..........................  Not applicable.
  12(a)          Computation of ratios of earnings to fixed
                   charges for the nine months ended September
                   30, 1995......................................  Incorporated by reference to
                                                                     Exhibit 12(a) to ITT's
                                                                     Quarterly Report on Form
                                                                     10-Q for the period ended
                                                                     September 30, 1995, File
                                                                     No. 1-5627.
  12(b)          Computation of ratios of earnings to fixed
                   charges for the five years ended December 31,
                   1994..........................................  Incorporated by reference to
                                                                     Exhibit 12(a) to ITT's
                                                                     Quarterly Report on Form
                                                                     10-Q for the period ended
                                                                     June 30, 1995, File No.
                                                                     1-5627.
  15             Letter re unaudited interim financial
                   information...................................  Not applicable.
  23             Consents of experts and counsel
                 (a) Consent of Arthur Andersen LLP..............  Filed herewith. See p. II-4
                 (b) Consent of counsel..........................  See Exhibit 5 hereto.

EXHIBIT
NUMBER                             DESCRIPTION                               LOCATION
------           ------------------------------------------------  ----------------------------
  24             Power of attorney...............................  Filed herewith. See p. II-2.
  25(a)          Form T-1, Statement of Eligibility and
                   Qualification under the Trust Indenture Act of
                   1939 of BankAmerica Trust Company of New York,
                   Trustee under an Indenture pursuant to which
                   Debt Securities are to be issued..............  Previously filed as Exhibit
                                                                     26(a).
  25(b)          Form T-1, Statement of Eligibility and
                   Qualification under the Trust Indenture Act of
                   1939 of The First National Bank of Chicago,
                   Trustee under an Indenture pursuant to which
                   Debt Securities are to be issued..............  Previously filed as Exhibit
                                                                     26(b).
  25(c)          Form T-1, Statement of Eligibility and
                   Qualification under the Trust Indenture Act of
                   1939 of Morgan Guaranty Trust Company of New
                   York, Trustee under an Indenture pursuant to
                   which Debt Securities are to be issued........  Previously filed as Exhibit
                                                                     26(c).
  26             Invitations for competitive bids................  Not applicable.
  27             Financial Data Schedule.........................  Not applicable.
  28             Information from reports furnished to state
                   insurance regulatory authorities..............  Incorporated by reference to
                                                                     ITT's Form SE dated May
                                                                     15, 1995 (CIK No. 216228).
  99             Additional exhibits
                 (a) The Registrant's Articles of
                   Incorporation.................................  Incorporated by reference to
                                                                     Exhibit 3.1 to the Regis-
                                                                     trant's Form 8-B dated De-
                                                                     cember 20, 1995 (CIK No.
                                                                     216228, File No. 1-5627).
                 (b) The Registrant's By Laws....................  Incorporated by reference to
                                                                     Exhibit 3.2 to the Regis-
                                                                     trant's Form 8-B dated De-
                                                                     cember 20, 1995 (CIK No.
                                                                     216228, File No. 1-5627).


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